Exhibit 4.2

SPECIMEN CLASS A COMMON STOCK CERTIFICATE

NUMBER	SHARES

MURPHY CANYON ACQUISITION CORP. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP [●]

This Certifies that is the owner of

FULLY PAID AND NON-ASSESSABLE CLASS A COMMON STOCK OF THE PAR OR NOMINAL VALUE OF

US$0.0001 EACH OF MURPHY CANYON ACQUISITION CORP. (THE “COMPANY”)

subject to the Company’s amended and restated certificate of incorporation, as the same may be amended and/or restated from time to time, and transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its Class A common stock if it is unable to complete a business combination within the period set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended and/or restated from time to time, all as more fully described in the Company’s final prospectus dated        , 2022.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Dated:
President	State of Delaware	[●]

MURPHY CANYON ACQUISITION CORP

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s amended and restated certificate of incorporation, as the same may be amended and/or restated from time to time, and resolutions of the Board of Directors providing for the issue of Class A common stock (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	UNIF GIFT MIN ACT	Custodian

TEN ENT	as tenants by the entireties	(Cust) (Minor) under Uniform Gifts to Minors Act

JT TEN	as joint tenants with the right of survivorship and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated:
Shareholder

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated                 , 2022, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the Class A common stock sold in its initial public offering and liquidates because it does not consummate an initial business combination within the period of time set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time, (ii) the Company redeems the Class A common stock sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated certificate of incorporation (A) that would modify the substance or timing of the Company’s obligation to provide holders of the Class A common stock the right to have their shares redeemed in connection with the Company’s initial business combination or to redeem 100% of the Class A common stock if the Company does not complete its initial business combination within the time period set forth therein or (B) with respect to any other provision relating to the rights of holders of the Class A common stock, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A shares of common stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.